Exhibit 99.1

MongoDB, Inc. Announces Fourth Quarter and Full Year Fiscal 2023 Financial Results
Fourth Quarter Fiscal 2023 Total Revenue of $361.3 million, up 36% Year-over-Year
Full Year Fiscal 2023 Total Revenue of $1,284.0 million, up 47% Year-over-Year
Continued Strong Customer Growth with Over 40,800 Customers as of January 31, 2023
MongoDB Atlas Revenue up 50% Year-over-Year; 65% of Total Q4 Revenue
NEW YORK - March 8, 2023 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the fourth quarter and fiscal year ended January 31, 2023.
“MongoDB delivered a strong finish to fiscal 2023, highlighted by 50% Atlas revenue growth and continued strength in winning new customers and workloads. Our continued new business momentum is driven in part by an increasing number of enterprise customers looking to standardize on MongoDB's developer data platform to accelerate innovation while driving greater operational efficiency in their business," said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

“As we enter fiscal 2024, we are incredibly optimistic about the opportunity ahead for MongoDB as we continue to disrupt one of the largest markets in software. We remain focused on acquiring new customers and workloads while driving greater efficiency across the business, which we are confident will enable us to further capitalize on our long-term opportunity when economic conditions normalize.”

Fourth Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue was $361.3 million for the fourth quarter of fiscal 2023, an increase of 36% year-over-year. Subscription revenue was $348.2 million, an increase of 35% year-over-year, and services revenue was $13.1 million, an increase of 59% year-over-year.
•Gross Profit: Gross profit was $272.2 million for the fourth quarter of fiscal 2023, representing a 75% gross margin compared to 72% in the year-ago period. Non-GAAP gross profit was $280.8 million, representing a 78% non-GAAP gross margin, compared to a non-GAAP gross margin of 74% in the year-ago period.
•Loss from Operations: Loss from operations was $72.9 million for the fourth quarter of fiscal 2023, compared to a loss from operations of $78.6 million in the year-ago period. Non-GAAP income from operations was $37.2 million, compared to a non-GAAP income from operations of $13.0 million in the year-ago period.
•Net Loss: Net loss was $64.4 million, or $0.93 per share, based on 69.5 million weighted-average shares outstanding, for the fourth quarter of fiscal 2023. This compares to a net loss of $84.4 million, or $1.26 per share, in the year-ago period. Non-GAAP net income was $46.4 million, or $0.57 per share, based on 80.8 million diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $8.0 million, or $0.10 per share, in the year-ago period.
•Cash Flow: As of January 31, 2023, MongoDB had $1.8 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended January 31, 2023, MongoDB generated $25.9 million of cash from operations compared to $22.3 million in the year-ago period. Free cash flow was $23.8 million for the three months ended January 31, 2023, compared to free cash flow of $16.8 million in the year-ago period.

Full Year Fiscal 2023 Financial Highlights
•Revenue: Total revenue was $1,284.0 million for the full year fiscal 2023, an increase of 47% year-over-year. Subscription revenue was $1,235.1 million, an increase of 47% year-over-year, and services revenue was $48.9 million, an increase of 54% year-over-year.
•Gross Profit: Gross profit was $934.7 million for the full year fiscal 2023, representing a 73% gross margin compared to 70% in the year-ago period. Non-GAAP gross profit was $966.0 million, representing a 75% non-GAAP gross margin, compared to a non-GAAP gross margin of 73% in the year-ago period.
•Loss from Operations: Loss from operations was $346.7 million for the full year fiscal 2023, compared to a loss from operations of $289.4 million in the year-ago period. Non-GAAP income from operations was $62.0 million, compared to a non-GAAP income from operations of $12.5 million in the year-ago period.
•Net Loss: Net loss was $345.4 million, or $5.03 per share, based on 68.6 million weighted-average shares outstanding, for the full year fiscal 2023. This compares to a net loss of $306.9 million, or $4.75 per share in the year-ago period. Non-GAAP net income was $64.7 million, or $0.81 per share based on 80.2 million diluted weighted-average shares outstanding. This compares to a non-GAAP net loss of $1.0 million, or $0.02, per share in the year-ago period.
•Cash Flow: During the year ended January 31, 2023, MongoDB used $13.0 million of cash in operations, compared to $7.0 million of cash provided from operations in the year-ago period. Free cash flow for the year ended January 31, 2023, was negative $24.7 million, compared to negative free cash flow of $6.7 million in the year-ago period.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Fourth Quarter Fiscal 2023 and Recent Business Highlights
•MongoDB continues to gain momentum with hyperscale cloud partners. The Company signed a new 5-year strategic partnership agreement with Microsoft Azure, including commitments to technical integrations, acceleration of joint go-to-market activities, as well as joint focus and incentives to migrate MongoDB on-premises deployments to Atlas on Azure. Recently, MongoDB expanded its multi-year partnership with Google Cloud to include a number of new, joint go-to-market programs, along with an initiative to accelerate startups’ data journeys. Additionally, AWS awarded MongoDB Marketplace Partner of the Year for the Europe, Middle East, and Africa (EMEA) region after witnessing strong growth among joint customers in that geography during the year.
•MongoDB was named a Leader in the 2022 Gartner® Magic Quadrant™ for Cloud Database Management Systems (DBMS).
•MongoDB announced that it achieved the FedRAMP Moderate Authorized designation for MongoDB Atlas for Government. As a result, thousands of government organizations leveraging AWS will be able to use Atlas for Government to build and deploy secure, highly-scalable, distributed applications in the cloud.
First Quarter and Full Year Fiscal 2024 Guidance
Based on information available to management as of today, March 8, 2023, MongoDB is issuing the following financial guidance for the first quarter and full year fiscal 2024.

	First Quarter Fiscal 2024	Full Year Fiscal 2024
Revenue	$344.0 million to $348.0 million	$1.480 billion to $1.510 billion
Non-GAAP Income from Operations	$10.0 million to $13.0 million	$69.0 million to $84.0 million
Non-GAAP Net Income per Share	$0.17 to $0.20	$0.96 to $1.10
Note that due to the Company’s expectation of future non-GAAP profitability, the non-GAAP net income per share guidance provided above for the first quarter and full year fiscal 2024 includes an additional non-GAAP tax provision.
Reconciliation of non-GAAP income from operations and non-GAAP net income per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, March 8, 2023, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the first fiscal quarter and full year fiscal 2024 and our ability to capitalize on our market opportunity and deliver strong growth for the foreseeable future. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact the COVID-19 pandemic may have on our business and on our customers and our potential customers; the effects of the ongoing military conflict between Russia and Ukraine on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, filed with the SEC on December 8, 2022. Additional information will be made available in our Annual Report on Form 10-K for the year ended January 31, 2023 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•amortization of time-based payments associated with prior acquisitions that were deemed to be post-combination compensation expense for U.S. GAAP purposes; and
•in the case of non-GAAP net income (loss) and non-GAAP net income (loss) per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on investments.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Disclosure
Gartner, Magic Quadrant for Cloud Database Management Systems, December 2022. GARTNER and Magic Quadrant are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
The Gartner content described herein, (the "Gartner Content") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this press release) and the opinions expressed in the Gartner Content are subject to change without notice.

About MongoDB
MongoDB is the developer data platform company empowering innovators to create, transform, and disrupt industries by unleashing the power of software and data. Headquartered in New York, MongoDB has more than 40,800 customers in over 100 countries. The MongoDB database platform has been downloaded over 365 million times and there have been more than 1.8 million registrations for MongoDB University courses.

Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com
Media Relations
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	January 31, 2023	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$455,826	$473,904
Short-term investments	1,380,804	1,352,019
Accounts receivable, net of allowance for doubtful accounts of $6,362 and $4,966 as of January 31, 2023 and 2022, respectively	285,192	195,383
Deferred commissions	83,550	63,523
Prepaid expenses and other current assets	31,212	32,573
Total current assets	2,236,584	2,117,402
Property and equipment, net	57,841	62,625
Operating lease right-of-use assets	41,194	41,745
Goodwill	57,779	57,775
Acquired intangible assets, net	11,428	20,608
Deferred tax assets	2,564	1,939
Other assets	181,503	147,494
Total assets	$2,588,893	$2,449,588
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,295	$5,234
Accrued compensation and benefits	90,112	112,568
Operating lease liabilities	8,686	8,084
Other accrued liabilities	52,672	48,848
Deferred revenue	428,747	352,001
Total current liabilities	588,512	526,735
Deferred tax liability, non-current	225	81
Operating lease liabilities, non-current	36,264	38,707
Deferred revenue, non-current	31,524	23,179
Convertible senior notes, net	1,139,880	1,136,521
Other liabilities, non-current	52,980	57,665
Total liabilities	1,849,385	1,782,888
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of January 31, 2023 and 2022; 70,005,957 shares issued and 69,906,586 shares outstanding as of January 31, 2023 and 67,543,731 shares issued and 67,444,360 shares outstanding as of January 31, 2022	70	67
Additional paid-in capital	2,276,694	1,860,514
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of January 31, 2023 and 2022	(1,319)	(1,319)
Accumulated other comprehensive loss	(905)	(2,928)
Accumulated deficit	(1,535,032)	(1,189,634)
Total stockholders’ equity	739,508	666,700
Total liabilities and stockholders’ equity	$2,588,893	$2,449,588

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2023	2022	2023	2022
Revenue:
Subscription	$348,178	$258,225	$1,235,122	$842,047
Services	13,134	8,269	48,918	31,735
Total revenue	361,312	266,494	1,284,040	873,782
Cost of revenue(1):
Subscription	71,429	64,166	284,583	217,901
Services	17,731	11,632	64,721	41,591
Total cost of revenue	89,160	75,798	349,304	259,492
Gross profit	272,152	190,696	934,736	614,290
Operating expenses:
Sales and marketing(1)	189,916	144,263	699,201	471,890
Research and development(1)	110,891	89,417	421,692	308,820
General and administrative(1)	44,294	35,635	160,498	122,944
Total operating expenses	345,101	269,315	1,281,391	903,654
Loss from operations	(72,949)	(78,619)	(346,655)	(289,364)
Other income (expense), net	11,465	(4,263)	13,401	(13,525)
Loss before provision for income taxes	(61,484)	(82,882)	(333,254)	(302,889)
Provision for income taxes	2,914	1,566	12,144	3,977
Net loss	$(64,398)	$(84,448)	$(345,398)	$(306,866)
Net loss per share, basic and diluted	$(0.93)	$(1.26)	$(5.03)	$(4.75)
Weighted-average shares used to compute net loss per share, basic and diluted	69,525,238	66,972,991	68,628,267	64,563,032

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended January 31,		Years Ended January 31,
	2023	2022	2023	2022
Cost of revenue—subscription	$5,190	$4,065	$19,682	$14,387
Cost of revenue—services	2,966	1,852	10,565	6,325
Sales and marketing	38,534	27,198	143,073	91,947
Research and development	41,516	31,108	159,099	104,335
General and administrative	13,930	9,519	49,035	34,075
Total stock‑based compensation expense	$102,136	$73,742	$381,454	$251,069

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(64,398)	$(84,448)	$(345,398)	$(306,866)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,198	3,682	16,110	13,671
Stock-based compensation	102,136	73,742	381,454	251,069
Amortization of debt issuance costs	845	844	3,375	4,005
Amortization of finance right-of-use assets	993	993	3,974	3,974
Amortization of operating right-of-use assets	2,309	1,800	9,098	6,810
Deferred income taxes	(976)	132	(562)	(2,579)
Amortization of premium and accretion of discount on short-term investments, net	(8,908)	2,562	(5,954)	7,540
Unrealized gain on non-marketable securities	(163)	—	(1,857)	—
Unrealized foreign exchange loss	2,814	1,016	1,260	1,519
Change in operating assets and liabilities:
Accounts receivable	(53,190)	(15,385)	(91,450)	(62,277)
Prepaid expenses and other current assets	(3,867)	(12,645)	2,315	(19,865)
Deferred commissions	(19,168)	(49,923)	(49,077)	(84,742)
Other long-term assets	934	524	(99)	233
Accounts payable	527	19	3,163	1,146
Accrued liabilities	2,580	25,110	(16,189)	59,248
Operating lease liabilities	(2,588)	(2,523)	(9,692)	(6,866)
Deferred revenue	61,786	78,743	85,759	137,241
Other liabilities, non-current	7	(1,932)	800	3,719
Net cash provided by (used in) operating activities	25,871	22,311	(12,970)	6,980
Cash flows from investing activities
Purchases of property and equipment	(711)	(3,556)	(7,244)	(8,072)
Acquisition, net of cash acquired	—	—	—	(4,469)
Investment in non-marketable securities	(375)	(2,000)	(3,098)	(4,343)
Proceeds from maturities of marketable securities	350,000	150,000	1,425,000	550,000
Purchases of marketable securities	(933,919)	(453,008)	(1,447,966)	(1,385,258)
Net cash used in investing activities	(585,005)	(308,564)	(33,308)	(852,142)
Cash flows from financing activities
Proceeds from exercise of stock options	1,367	2,074	5,707	9,665
Proceeds from issuance of common stock, net of issuance costs	—	—	—	889,184
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	13,226	12,246	29,003	25,209
Principal repayments of finance leases	(1,323)	(1,923)	(4,510)	(5,572)
Repayments of convertible senior notes attributable to principal	—	—	—	(27,594)
Net cash provided by financing activities	13,270	12,397	30,200	890,892
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,026	(384)	(2,003)	(1,532)
Net (decrease) increase in cash, cash equivalents and restricted cash	(543,838)	(274,240)	(18,081)	44,198
Cash, cash equivalents, and restricted cash, beginning of period	1,000,177	748,660	474,420	430,222
Cash, cash equivalents, and restricted cash, end of period	$456,339	$474,420	$456,339	$474,420

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2023	2022	2023	2022
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$272,152	$190,696	$934,736	$614,290
Gross margin (Gross profit/Total revenue) on a GAAP basis	75%	72%	73%	70%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	5,387	4,720	20,490	15,815
Expenses associated with stock-based compensation: Cost of Revenue—Services	3,280	1,493	10,802	8,431
Non-GAAP gross profit	$280,819	$196,909	$966,028	$638,536
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	78%	74%	75%	73%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$189,916	$144,263	$699,201	$471,890
Less:
Expenses associated with stock-based compensation	40,575	34,211	149,778	109,582
Amortization of intangible assets associated with acquisitions	760	760	3,040	3,040
Non-GAAP sales and marketing operating expense	$148,581	$109,292	$546,383	$359,268

Research and development operating expense on a GAAP basis	$110,891	$89,417	$421,692	$308,820
Less:
Expenses associated with stock-based compensation	43,788	35,006	165,373	113,117
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	1,535	2,782	6,140	10,527
Non-GAAP research and development operating expense	$65,568	$51,629	$250,179	$185,176

General and administrative operating expense on a GAAP basis	$44,294	$35,635	$160,498	$122,944
Less:
Expenses associated with stock-based compensation	14,779	12,673	53,006	41,364
Non-GAAP general and administrative operating expense	$29,515	$22,962	$107,492	$81,580

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(72,949)	$(78,619)	$(346,655)	$(289,364)
Add back:
Expenses associated with stock-based compensation	107,809	88,103	399,449	288,309
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	3,542	9,180	13,567
Non-GAAP income from operations	$37,155	$13,026	$61,974	$12,512

	Three Months Ended January 31,		Years Ended January 31,
	2023	2022	2023	2022
Reconciliation of GAAP net loss to non-GAAP net income (loss):
Net loss on a GAAP basis	$(64,398)	$(84,448)	$(345,398)	$(306,866)
Add back:
Expenses associated with stock-based compensation	107,809	88,103	399,449	288,309
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	3,542	9,180	13,567
Amortization of debt issuance costs related to convertible senior notes	845	844	3,375	4,005
Less:
Gain on non-marketable securities	163	—	1,857	—
Non-GAAP net income (loss)	$46,388	$8,041	$64,749	$(985)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net income (loss) per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.93)	$(1.26)	$(5.03)	$(4.75)
Add back:
Expenses associated with stock-based compensation	1.55	1.32	5.82	4.46
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.03	0.05	0.13	0.21
Amortization of debt issuance costs related to convertible senior notes	0.01	0.01	0.05	0.06
Less:
Gain on non-marketable securities	—	—	0.03	—
Non-GAAP net income (loss) per share, basic	$0.66	$0.12	$0.94	$(0.02)
Adjustment for fully diluted earnings per share	(0.09)	(0.02)	(0.13)	—
Non-GAAP net income (loss) per share, diluted *	$0.57	$0.10	$0.81	$(0.02)
* Diluted non-GAAP net income per share is calculated based upon 80,773,902 and 80,174,413 of diluted weighted-average shares of outstanding common stock for the three and twelve months ended January 31, 2023, respectively. Diluted non-GAAP net income per share for the three months ended January 31, 2022 is calculated based upon 78,721,744 of diluted weighted-average shares of outstanding common stock. The GAAP and Non-GAAP net loss per share calculations exclude potentially dilutive shares as the inclusion of such shares would have been anti-dilutive due to the net loss reported.

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended January 31,		Years Ended January 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$25,871	$22,311	$(12,970)	$6,980
Capital expenditures	(711)	(3,556)	(7,244)	(8,072)
Principal repayments of finance leases	(1,323)	(1,923)	(4,510)	(5,572)
Capitalized software	—	—	—	—
Free cash flow	$23,837	$16,832	$(24,724)	$(6,664)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022	10/31/2022	1/31/2023
Total Customers (a)	24,800+	26,800+	29,000+	31,000+	33,000+	35,200+	37,000+	39,100+	40,800+
Direct Sales Customers(b)	3,000+	3,300+	3,600+	3,900+	4,400+	4,800+	5,400+	5,900+	6,400+
MongoDB Atlas Customers	23,300+	25,300+	27,500+	29,500+	31,500+	33,700+	35,500+	37,600+	39,300+
Customers over $100K(c)	975	1,057	1,126	1,201	1,307	1,379	1,462	1,545	1,651

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer. As of and prior to January 31, 2022, our definition of “customer” excluded (1) users of our free offerings, (2) mLab users who spend $20 or less per month with us and (3) self-serve users acquired from Realm. The excluded mLab and Realm users collectively represented an immaterial portion of the revenue associated with users acquired from those acquisitions.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022	10/31/2022	1/31/2023
MongoDB Enterprise Advanced: % of Subscription Revenue	41%	40%	36%	34%	33%	33%	28%	29%	28%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	83%	84%	84%	85%	86%	87%	86%	87%	88%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.